               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statements of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 30 to the Registration Statement (Form N-1A) (No. 33-11235) of Voyageur Insured Funds, Inc. (comprised of Delaware Tax-Free Arizona Insured Fund and Delaware Minnesota Insured Fund) of our reports dated October 1, 1999, included in the 1999 Annual Reports to shareholders.


/s/Ernst & Young LLP
-----------------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
October 27, 1999

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Mutual Funds, Inc. -- Delaware Tax-Free Arizona Fund
Voyageur Insured Funds, Inc. -- Delaware Tax-Free Arizona Insured Fund Voyageur Mutual Funds, Inc. -- Delaware Tax-Free California Fund Voyageur Investment Trust -- Delaware Tax-Free California Insured Fund Voyageur Mutual Funds II, Inc. -- Delaware Tax-Free Colorado Fund Voyageur Investment Trust -- Delaware Tax-Free New Mexico Fund

We have audited the accompanying statements of net assets of Delaware Tax-Free Arizona Fund, Delaware Tax-Free Arizona Insured Fund, Delaware Tax-Free California Fund, Delaware Tax-Free California Insured Fund, Delaware Tax-Free Colorado Fund and Delaware Tax-Free New Mexico Fund (the "Funds") and the statement of assets and liabilities for the Delaware Tax-Free Arizona Insured Fund and Delaware Tax-Free California Insured Fund as of August 31, 1999, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the periods indicated therein, and the financial highlights for each of the periods presented from January 1, 1997 through August 31, 1999. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods presented through December 31, 1996 were audited by other auditors whose reports thereon dated February 14, 1997 expressed unqualified opinions on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds at August 31, 1999, the results of their operations for the year then ended, the changes in their net assets for each of the periods indicated therein, and their financial highlights for each of the periods presented from January 1, 1997 through August 31, 1999, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP
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Ernst & Young LLP

Philadelphia, Pennsylvania
October 1, 1999

A1.1--Arizona Opinion

                         Report of Independent Auditors

To the Shareholders and Board of Directors
Voyageur Tax-Free Funds, Inc. -- Delaware Tax-Free Minnesota Fund
Voyageur Insured Funds, Inc. -- Delaware Minnesota Insured Fund
Voyageur Intermediate Tax-Free Funds, Inc. -- Delaware Tax-Free Minnesota
  Intermediate Fund
Voyageur Mutual Funds, Inc. -- Delaware Minnesota High Yield Municipal Bond Fund

We have audited the accompanying statements of net assets of Delaware Tax-Free Minnesota Fund, Minnesota Insured Fund, Delaware Tax-Free Minnesota
Intermediate Fund and Delaware Minnesota High Yield Municipal Bond Fund (the "Funds") as of August 31, 1999, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the periods indicated therein, and the financial highlights for each of the periods presented from January 1, 1997 through August 31, 1999. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for the periods presented through December 31, 1996 were audited by other auditors whose reports thereon dated February 14, 1997 expressed unqualified opinions on those financial highlights.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of August 31, 1999, by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the respective Funds at August 31, 1999, the results of their operations for the year then ended, the changes in their net assets for each of the periods indicated therein, and their financial highlights for each of the periods presented from January 1, 1997 through August 31, 1999, in conformity with generally accepted accounting principles.

/s/ Ernst & Young LLP
---------------------
Ernst & Young LLP

Philadelphia, Pennsylvania
October 1, 1999